Exhibit 99.1

News Release	Contact: Bruce Russell
Russell Communications Group
310-559-4955 x101
brucerussell@ruscom.com

Cyanotech Receives Notice of Delisting by Nasdaq, Files Appeal

KAILUA KONA, Hawaii (July 20, 2006) – Cyanotech Corporation (Nasdaq: CYAN) announced that it had received notification on July 17, 2007, from the Nasdaq Stock Market that the Company is not in compliance with the requirements for continued listing of Nasdaq Marketplace Rule 4310(c)(14), because of its failure to file its report on Form 10-K for the fiscal year ended March 31, 2007.  Consequently, the Company’s common stock is subject to suspension of trading on July 26, 2007 unless the Company files an appeal.  The Company filed an appeal of that decision with the Nasdaq Listing Qualifications Panel on July 20, 2007 requesting continued listing of its common stock until the Panel’s review and determination.  The suspension of trading and delisting is stayed pending the appeal.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this news release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

73-4460 Queen Kaahumanu Highway, #102  ~  Kailua-Kona, Hawaii 96740

(808) 326-1353  fax (808) 329-3597  ~ www.cyanotech.com